Exhibit 10.1

                                                               Execution Version

                               WAIVER AND CONSENT

            THIS FOURTH WAIVER AND CONSENT, dated as of May 10, 2006 (this "Waiver"), to CREDIT AGREEMENT, dated as of January 7, 2005 and amended as of September 19, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NOVELIS INC., a corporation organized under the Canada Business Corporations Act (the "Company" or the "Canadian Borrower"), NOVELIS CORPORATION, a Texas corporation (the "US Borrower"), NOVELIS DEUTSCHLAND GMBH, a limited liability company
(GmbH) organized under the laws of Germany (the "German Borrower"), NOVELIS UK LIMITED, a limited company organized under the laws of England and Wales with registered number 00279596 (the "UK Borrower"), NOVELIS AG, a stock corporation
(AG) organized under the laws of Switzerland (the "Swiss Borrower" and, together with the Canadian Borrower, the US Borrower, the German Borrower and the UK Borrower, the "Borrowers"), the Lenders and Issuers party thereto and CITICORP NORTH AMERICA, INC. ("Citicorp"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement, as amended.

                              W I T N E S S E T H:

            WHEREAS, the Company has requested a waiver of certain reporting covenants under the Credit Agreement as herein set forth; and

            WHEREAS, the Company, Lenders signatory to a consent (an "Acknowledgment and Consent") and the Administrative Agent have agreed to such waiver on the terms and subject to the conditions herein provided.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1.   Waiver and Consent.
                      ------------------

         (a) As of the Effective Date and subject to clause (b) below, the Administrative Agent and each Lender signatory to an Acknowledgment and Consent hereby (i) consent to (A) the delivery of the Financial Statements required by
Section 6.1(a) (Quarterly Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) (1) for the Fiscal Quarters ended (x) March 31, 2005, (y) June 30, 2005, and (z) September 30, 2005, on or prior to June 15, 2006 (or, if earlier, 30 calendar days after written notice with respect to such default is given to the Company under Section 6.01(d) of the Indenture governing the Senior Notes by the Trustee or by holders of 25% or more in principal amount of the Senior Notes), (2) for the Fiscal Quarter ended March 31, 2006, on or prior to October 31, 2006 (or, if earlier, 30 calendar days after written notice with respect to such default is given to the Company under Section 6.01(d) of the Indenture governing the Senior Notes by the Trustee or by holders of 25% or more in principal amount of the Senior Notes), (3) for the Fiscal Quarter ended June 30, 2006, on or prior to November 30, 2006 (or, if earlier, 30 calendar days after written notice with respect to such default is given to the Company under Section 6.01(d) of the Indenture governing the Senior Notes by the Trustee or by holders of 25% or more in principal amount of the Senior Notes) and (4) for the Fiscal Quarter ending September 30, 2006, on or prior to December 29, 2006 (or, if earlier, 30 calendar days after written notice with respect to such default is given to the Company under Section 6.01(d) of the Indenture governing the Senior Notes by the Trustee or by holders of 25% or more in principal amount of the Senior Notes) and (B) the delivery of the Financial Statements and related accountant's certificate required by Section 6.1(b) (Annual Reports) and the related Compliance Certificate required by Section 6.1(c) (Compliance Certificate) for the Fiscal Year ended December 31, 2005, on or prior to September 29, 2006 (or, if earlier, 30 calendar days after written notice with respect to such default is given to the Company under Section 6.01(d) of the Indenture governing the Senior Notes by the Trustee or by holders of 25% or more in principal amount of the Senior Notes), and (ii) waive any Default or Event of Default arising under Section 6.1(a) (Quarterly Reports),
Section 6.1(b) (Annual Reports) or Section 6.1(c) (Compliance Certificate) solely as a result of the delay in delivery of the financial statements, reports and certificates required thereunder as contemplated hereunder (all such financial statements, reports and certificates being the "Delayed Reports"); provided, however, that nothing contained in this Waiver shall be construed as a waiver of any other Default or Event of Default, including, without limitation any such Default or Event of Default arising under Section 9.1(e) (Events of Default).

         (b) In consideration of the waiver and consent provided for in clause (a) above and notwithstanding the Applicable Margin or Applicable Unused Commitment Fee Rate that would otherwise be in effect, from and after May 15, 2006 and through the later of (x) December 29, 2006 and (y) the date that all of the Delayed Reports have been delivered to the Administrative Agent in accordance with the requirements set forth in the Credit Agreement (as amended by this Waiver), (i) "Applicable Margin" shall mean (A) with respect to Term Loans maintained as (1) Base Rate Loans, a rate equal to 1.25% per annum and (2) Eurocurrency Rate Loans, a rate equal to 2.25% per annum and (B) with respect to Revolving Loans maintained as (1) Base Rate Loans, a rate equal to 1.50% per annum and (2) Eurocurrency Rate Loans or BA Rate Loans, a rate equal to 2.50% per annum and (ii) "Applicable Unused Commitment Fee Rate" shall mean 0.625% per annum; provided, however, that if at any time prior to December 29, 2006 the Company is in full compliance with the delivery requirements with respect to each Delayed Report required to be delivered on or before such time, and the Company determines that it no longer needs the extensions provided for in this Waiver with respect to any other Delayed Report, then upon five Business Days' prior written notice from the Company to the Administrative Agent that the Company no longer requires the benefits of Section 1(a) of this Waiver, then "Applicable Margin" and "Applicable Unused Commitment Fee Rate" shall each revert to the definition set forth in the Credit Agreement without giving effect to this Section 1(b) and from and after such fifth Business Day this Waiver shall cease to be of further force and effect with respect to any Delayed Report that has not yet been delivered.

         Section 2. Conditions Precedent. This Waiver shall become effective as
                    --------------------
of the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied or duly waived:

         (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                  (i) this Waiver, duly executed by the Company, on behalf of itself and each Loan Party, and the Administrative Agent;

                  (ii) an Acknowledgment and Consent, in the form set forth hereto as Exhibit A, duly executed by each Lender constituting the Requisite Lenders;

                  (iii) such additional documentation as the Administrative Agent may reasonably require.

         (b) Payment of Fees Costs and Expenses. The Administrative Agent and the Lenders shall have received payment of all fees, costs and expenses, including, without limitation, all fees, costs and expenses of the Administrative Agent and the Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Waiver, the Credit Agreement and each other Loan Document, as required by Section 4 and Section 5 hereof.

         (c) Representations and Warranties. Each of the representations and warranties contained in Section 3 below shall be true and correct.

         (d) No Default or Event of Default. After giving effect to this Waiver, no Default or Event of Default shall have occurred and be continuing.

         Section 3. Representations and Warranties. The Company, on behalf of
                    ------------------------------
itself and each Loan Party, hereby represents and warrants to the Administrative Agent and each Lender, with respect to all Loan Parties, as follows:

         (a) After giving effect to this Waiver, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by the Credit Agreement.

         (b) The execution, delivery and performance by the Company of this Waiver have been duly authorized by all requisite corporate action on the part of the Company and will not violate any of the articles of incorporation or bylaws (or other constituent documents) of the Company.

         (c) This Waiver has been duly executed and delivered by the Company, on behalf of itself and each Loan Party, and each of this Waiver and the Credit Agreement as amended hereby constitute the legal, valid and binding obligation of the Company and each such Loan Party, enforceable against the Company and each such Loan Party in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and by general principles of equity.

         (d)      After giving effect to this Waiver, no Default or Event of

Default has occurred and is continuing as of the date hereof.

         Section 4. Fees. As consideration for the execution of this Waiver, the
                    ----
Company, on behalf of each Borrower, agrees to pay to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgment and Consent (or a release from escrow of an Acknowledgment and Consent previously delivered in escrow) with respect to this Waiver (i) if received by 5 p.m. (New York time) on May 10, 2006 (the "Initial Deadline"), a waiver fee equal to 0.1% of the sum of
(A) such Lender's Revolving Credit Commitment then in effect and (B) the principal amount of such Lender's Term Loans then outstanding or (ii) if received after the Initial Deadline but prior to 12 noon (New York time) on May 12, 2006, a waiver fee equal to 0.075% of the sum of (A) such Lender's Revolving Credit Commitment then in effect and (B) the principal amount of such Lender's Term Loans then outstanding.

         Section 5. Costs and Expenses. As provided in Section 11.3(a) (Costs
                    ------------------
and Expenses) of the Credit Agreement, the Company, on behalf of each Borrower, agrees to reimburse the Administrative Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Waiver.

         Section 6.   Reference to and Effect on the Loan Documents.
                      ---------------------------------------------

         (a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like "thereunder", "thereof" and words of like import), shall mean and be a reference to the Credit Agreement as amended and as waived hereby with respect to the certain requirements outlined above, and this Waiver and the Credit Agreement shall be read together and construed as a single instrument.

         (b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.

         (d) The Company, on behalf of itself and each Loan Party, hereby confirms that the guaranties, security interests and liens granted by it pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect.

         Section 7. Counterparts. This Waiver may be executed in any number of
                    ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agents of an executed counterpart of this Waiver.

         Section 8.   Governing Law.  This Waiver and the rights and obligations
                      -------------
of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 9.   Headings.  Section headings contained in this Waiver are
                      --------
included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purposes.

         Section 10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS WAIVER OR ANY OTHER LOAN DOCUMENT.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers and members thereunto duly authorized, on the date indicated below.

                                             NOVELIS INC.
                                             as Borrower and Guarantor


                                             By:  /s/  Orville Lunking
                                                  ------------------------------
                                                  Orville Lunking
                                                  Vice President and Treasurer

                                             CITICORP NORTH AMERICA, INC.,
                                             as Administrative Agent
                                             under the Credit Agreement


                                             By:  /s/  Arnold Y. Wong
                                                  ------------------------------
                                                  Arnold Y. Wong
                                                  Vice President
                                                  May 10, 2006
                                       -6-